Exhibit 99.1

Q2

2006

Second Quarter Report Summary

CORPORATE HEADQUARTERS

15601 Dallas Parkway
Suite 600
Addison, Texas 75001
866.655.3600
behringerharvard.com

INVESTOR INFORMATION

For additional information about Behringer Harvard and its real estate programs, please contact us at 866.655.3650.

Highlights

Fund Details

•       A number of cosmetic improvements have been made to the Whitewater building’s exterior, including a resurfacing of the façade, in an effort to enhance its curb appeal.

•       We signed a long-term property management agreement with CB Richard Ellis during the second quarter. Based on CB Richard Ellis’ specific management and leasing capabilities in this Minneapolis submarket, we believe their engagement for services will complement the overall operational strategy for this asset.

Financial Statement Details

•       Revenue, net operating income and funds from operations during the second quarter were substantially higher than the first quarter. These increases can be attributed to a full quarter of operations at the Whitewater property and interest income received from cash on hand.

•       As of June 30, 2006, approximately $100 million has been raised through our public offering of common stock.

Market Details

•       According to Torto Wheaton, a real estate investment research firm, Class A office buildings in the Interstate 494 submarket had an occupancy rate of approximately 92% at the end of the second quarter of 2006, the highest rate in the Minneapolis/St. Paul market. The submarket also had 27,000 square feet of net absorption.

•       Torto Wheaton data supports the fact that Class A office buildings in the Interstate 494 submarket have the highest average asking lease rate per square foot in the entire Minneapolis/St. Paul market.

•       The Minnesota Department of Transportation reports that the I-494 expansion in Minnetonka is currently underway and should be completed by September 2006. The completion of this expansion project should provide easier ingress, egress, and visibility to both the corporate office park and our individual property. The timing of this completion should aid in our efforts to market available lease space when the need arises.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC. FINANCIAL STATEMENTS (Unaudited)

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)	Jun. 30, 2006	Dec. 31, 2005

Assets
Real estate
Land	$976	$—
Building, net	7,082	—
Total real estate	8,058	—

Cash and cash equivalents	75,295	18,561
Restricted cash	378	460
Accounts receivable	25	—
Prepaid expenses and other assets	34	86
Escrow deposits	4,224	—
Lease intangibles, net	1,146	—
Total Assets	$89,160	$19,107

Liabilities
Payables to affiliates	$1,612	$2,158
Acquired below-market leases, net	234	—
Accrued liabilities	243	89
Subscriptions for common stock	374	447
Total Liabilities	2,463	2,694

Commitments and contingencies	—	—

Stockholders’ equity

Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—

Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	—	—

Common stock, $.0001 par value per share; 350,000,000 shares authorized, 9,859,736 and 2,034,005 shares issued and outstanding at June 30, 2006 and December 31, 2005, respectively	1	—

Additional paid-in capital	86,228	16,516

Retained earnings (deficit)	468	(103)
Total stockholders’ equity	86,697	16,413
Total liabilities and stockholders’ equity	$89,160	$19,107

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)	6 mos. ended Jun. 30, 2006	6 mos. ended Jun. 30, 2005

Cash flows from operating activities:
Net income (loss)	$571	$(8)
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities:
Depreciation and amortization	152	—
Change in accounts receivable	(25)	—
Change in prepaid expenses and other assets	59	(3)
Change in accrued liabilities	95	—
Cash provided by (used in) operating activities	852	(11)

Cash flows from investing activities:
Purchase of real estate	(9,070)	—
Escrow deposits on real estate to be acquired	(4,224)	—
Change in restricted cash	(4)	—
Cash used in investing activities	(13,298)	—

Cash flows from financing activities:
Issuance of common stock	78,055	—
Offering costs	(8,343)	—
Change in subscriptions for common stock	(73)	—
Change in subscription cash received	87	—
Change in payables to affiliates	(546)	13
Cash provided by financing activities	69,180	13
Net change in cash and cash equivalents	56,734	2
Cash and cash equivalents at beginning of period	18,561	201
Cash and cash equivalents at end of period	$75,295	$203

BEHRINGER HARVARD OPPORTUNITY REIT I, INC. FINANCIAL STATEMENTS (Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)	3 mos. ended Jun. 30, 2006	3 mos. ended Jun. 30, 2005	6 mos. ended Jun. 30, 2006	6 mos. ended Jun. 30, 2005
Rental Revenue	$355	$—	$474	$—

Expenses
Property operating expenses	114	—	136	—
Real estate taxes	61	—	81	—
Property management fees	15	—	20	—
Asset management fees	16	—	22	—
General and administrative	212	9	372	9
Depreciation and amortization	131	—	174	—
Total expenses	549	9	805	9

Interest income	634	—	902	1

Net income (loss)	$440	$(9)	$571	$(8)

Weighted average shares outstanding:
Basic	7,914	22	5,851	22
Diluted	7,927	22	5,861	22

Earnings (loss) per share:
Basic	$0.06	$(0.39)	$0.10	$(0.36)
Diluted	$0.06	$(0.39)	$0.10	$(0.36)

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS

(in thousands)	3 mos. ended Jun. 30, 2006	3 mos. ended June 30, 2005	6 mos. ended Jun. 30, 2006	6 mos. ended Jun. 30, 2005
Net income (loss)	$440	$(9)	$571	$(8)
Adjustments:
Real estate depreciation	72	—	96	—
Real estate amortization	43	—	56	—
Funds from operations	$555	$(9)	$723	$(8)

GAAP weighted average shares	7,914	22	5,851	22

Fund Strategy

Behringer Harvard Opportunity REIT I, Inc. is an opportunistic, value-added style real estate investment trust. The Fund plans to acquire a portfolio consisting primarily of commercial properties identified as having significant potential for value creation over a short-term life of three to six years from termination of the offering. Goals of the Fund include capital appreciation and investment portfolio diversification without the need for significant current yield.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of June 30, 2006 and December 31, 2005 and our unaudited condensed consolidated results of operations and cash flows for the periods ended June 30, 2006 and 2005. A copy of the Company’s Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at sec.gov, or by visiting behringerharvard.com, or by written request to the Company at its corporate headquarters.

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard Opportunity REIT I, Inc. (which may be referred to as the “Company,” “we,” “us,” or “our”) and our subsidiaries, our anticipated capital expenditures required to complete projects, amounts of anticipated cash distributions to our investors in the future and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of management based on their knowledge of the business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC. FINANCIAL STATEMENTS (Unaudited)

	(in thousands)	3 mos. ended Jun. 30, 2006	3 mos. ended Mar. 31, 2006

	NET OPERATING INCOME (NOI)

	Rental revenue	$355	$119
	Operating expenses
	Property operating expenses	114	22
	Real estate taxes	61	21
	Property and asset management fees	31	10
	Less: asset management fees	(16)	(5)
	Total operating expenses	190	48

	Net operating income(1)	$165	$71

	RECONCILIATION OF NOI TO NET INCOME

	Net operating income(1)	$165	$71
Less:	Depreciation & amortization	(131)	(43)
	General & administrative expenses	(212)	(160)
	Asset management fees	(16)	(5)
Add:	Interest Income	634	268
	Net income	$440	$131

	FUNDS FROM OPERATIONS (FFO)

	Net income	$440	$131
Add:	Depreciation	72	24
	Amortization	43	13
	FFO(2)	$555	$168

(1) Net operating income (NOI) is defined as net income, computed in accordance with GAAP, generated from properties before interest expense asset management fees, interest income, general and administrative expenses, depreciation, amortization, and the sale of assets. Management believes that NOI provides the investor with an accurate measure of the Company’s operating performance because NOI reflects the operating performance of its properties and excludes certain items that are not associated with management of the properties. To facilitate understanding of this financial measure, a reconciliation of net operating income to net income has been provided in accordance with GAAP.

(2) FFO is defined by the National Association of Real Estate Investment Trusts as net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures and subsidiaries. FFO should not be considered as an alternative to net income, as an indication of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

Published 09/06
© 2006 Behringer Harvard	6080236

15601 Dallas Parkway, Suite 600	PRESORTED
Addison, TX 75001	FIRST-CLASS MAIL
U.S. POSTAGE PAID
ADDISON, TX
PERMIT NO. 36

Q2

2006

Second Quarter Report Summary